SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2006
CROGHAN BANCSHARES, INC.
(Exact name of registrant as specified in its charter)
0-20159
(Commission File Number)

OHIO	31-1073048
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

323 CROGHAN STREET, FREMONT, OHIO	43420
(Address of principal executive offices)	(Zip Code)
(419) 332-7301
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     As previously reported, on February 17, 2006, Croghan Bancshares, Inc. (the “Company”) entered into a Part-Time Employment and Consulting Agreement with Allan E. Mehlow (the “Agreement”), pursuant to which Mr. Mehlow agreed to provide services to the Company as a part-time employee through March 5, 2006, and thereafter to serve as a consultant to the Company on an as-needed basis until May 10, 2006.
     On May 10, 2006, the Company and Mr. Mehlow entered into a First Amendment to Part-Time Employment and Consulting Agreement (the “First Amendment”), pursuant to which the parties agreed to extend the consulting arrangement set forth in the Agreement until December 31, 2006. The First Amendment also provides for an increase in the consulting fee payable to Mr. Mehlow to $90.00 per hour effective as of May 10, 2006.
     The foregoing description of the terms of the First Amendment is not complete and is qualified in its entirety by reference to the First Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired — Not Applicable

(b)	Pro Forma Financial Information — Not Applicable

(c)	Exhibits:
10.1	First Amendment to Part-Time Employment and Consulting Agreement, dated as of May 10, 2006, between Allan E. Mehlow and Croghan Bancshares, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROGHAN BANCSHARES, INC.
(Registrant)

Date: May 11, 2006	/s/ Steven C. Futrell

Steven C. Futrell, President & CEO

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated May 11, 2006

Exhibit No.	Description
10.1	First Amendment to Part-Time Employment and Consulting Agreement, dated as of May 10, 2006, between Allan E. Mehlow and Croghan Bancshares, Inc.